Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Imperalis Holding Corp. (the “Registrant”) on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Darren Magot, Principal Executive Officer and I, David J. Katzoff, Principal Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

	By:	/s/ Daren Magot
Dated: April 7, 2022
Darren Magot
Chief Executive Officer
(Principal Executive Officer)

Dated: April 7, 2022	By:	/s/ David J. Katzoff
David J. Katzoff
Chief Financial Officer
(Treasurer, Secretary and
Principal Financial Officer)